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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 24, 2003

                                    NutraCea
                 (Exact name of Company as specified in charter)

                                   California
                 (State of Other Jurisdiction of Incorporation)


                0-32565                                   87-0673375
        (Commission File Number)               (IRS Employer Identification No.)

         1261 Hawk's Flight Court
           El Dorado Hills, CA                               95762
 (Address of Principal Executive Offices)                  (Zip Code)


                                 (916) 933-7000
              (Registrant's Telephone Number, Including Area Code)



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Item 4. Changes in Registrant's Certifying Accountant.

         Effective October 23, 2003, Singer Lewak Greenbaum & Goldstein, LLP (the "Predecessor Accountant") was dismissed as the independent auditors for the Company, and Malone & Bailey, PLLC (the "Successor Accountant") was appointed as the Company's new independent accountants. For the years ended December 31, 2001 and 2002, the Predecessor Accountant's report did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. The Company's Board of Directors approved this action on October 23, 2003.

         During the years ended December 31, 2001 and 2002, and the subsequent interim period January 1, 2003 through October 22, 2003, there were no disagreements with the Predecessor Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the Predecessor Accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the financial statements of the Company for such period.

         The Company has not previously consulted with the Successor Accountant regarding the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on the Company's financial statements.

Item 7.  Financial Statements and Exhibits

         The Company has requested a letter from the Predecessor Accountant addressed to the Securities and Exchange Commission stating whether it agrees or disagrees with the statements in this report. Such letter will be filed as an exhibit to this report within two business days after the receipt thereof.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                NutraCea


Date: October 23, 2003                          By: /s/ John Howell
                                                    ---------------------
                                                    John Howell
                                                    President and
                                                    Chief Operating Officer